Exhibit 10.79

SECURITIES REPURCHASE AGREEMENT

This Agreement is dated July 31, 2003 among Path 1 Network Technologies Inc. (the “Company”) and Palisades Master Fund L.P., Crescent International Ltd. and HPC Capital Management (collectively, the “Holders”).

The Company agrees to purchase from the Holders for $1,382,426.73 cash ($667,406.18 to Palisades, $703,520.55 to Crescent and $11,500 to HPC), and the Holders agree to sell to the Company for such $1,382,426.73 cash:

    1. The 7% convertible debenture due March 27, 2005, issued by the Company on March 28, 2003 and on May 12, 2003 in favor of Palisades in the original principal amount of $700,000, including all interest accrued thereon and all rights of such Holder under such debenture.

    2. The 7% convertible debenture due March 27, 2005, issued by the Company on March 28, 2003 and May 12, 2003 in favor of Crescent in the original principal amount of $600,000, including all interest accrued thereon and all rights of such Holder under such debenture.

    3. The 7% convertible debenture due March 27, 2005, issued by the Company on March 28, 2003 in favor of HPC in the original principal amount of $10,000, with all interest accrued thereon and all rights of such Holder under such debenture.

    4. All rights of the Holders under the Securities Purchase Agreement dated March 28, 2003 among the Company and the Holders.

At the closing of this Agreement (to be held on August 6, 2003), the Holders shall deliver the original debentures, which must be (and the Holders represent, warrant, covenant and agree that they shall be) delivered free and clear of all security interests, liens, adverse claims and previous conversions of principal.

It is agreed that the Holders shall retain their rights under the Registration Rights Agreement dated March 28, 2003 among the Company and the Holders; provided, it is agreed that the Company shall endeavor to promptly replace the Form SB-2 resale registration statement with a Form S-3 resale registration statement.

It is agreed that the Holders shall retain their rights under the respective Stock Purchase Warrants dated March 28, 2003 for 265,231 (Palisades), 230,770 (Crescent) and 20,000 (HPC) pre-reverse-split shares of Company Common Stock; provided, that it is agreed that the exercise price of such Stock Purchase Warrants shall be repriced to $0.90 pre-reverse-split ($5.40 post-reverse-split) and that thereafter Section 11(b) of each Stock Purchase Warrant (relating to price-based anti-dilution) shall be deleted from the Stock Purchase Warrants.

The Holders acknowledge and agree that they have read the Company’s SEC registration statement and related fillings related to the Company’s Public Offering in contemplation of this Agreement.

PATH 1 NETWORK TECHNOLOGIES INC.

By:	/s/ JOHN R. ZAVOLI, CFO

PALISADES MASTER FUND L.P.

By:	/s/ ANDY RECKLESS

CRESCENT INTERNATIONAL LTD.

By:	/s/ MAXI BREZZI

HPC CAPITAL MANAGEMENT

By:	/s/ PAUL T. MANNION, JR.

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